EMPLOYMENT AGREEMENT ADDENDUM
                         Mind2Market - C. Ronald Powell


      THIS AGREEMENT ("Agreement"), amends the employment agreement dated August 20, 2000 between Mind2Market (M2M) a Colorado corporation (the "Company")and C. Ronald Powell ("Executive"), as follows.

      WHEREAS, the Company has not yet been adequately funded and the Executive has not been able to work full-time, it is agreed to amend the compensation as defined in Section 3a to be paid at a rate of Two Thousand dollars ($2,000.00) per month effective with the date of the agreement. For this compensation the Executive is only obligated to work part-time as needed.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its executive officer duly authorized, and Executive has executed this Agreement, all effective as of the date of the initial contract agreement first above written.

Address:                                      MIND2MARKET, INC.

                                              By:     __________________________
___________________________                   Name:   __________________________
___________________________                   Title:  __________________________
                                              Date:   __________________________


Address:                                      EXECUTIVE
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                                              Date:   __________________________